EXHIBIT C

                                                    MASTER CONFIRMATION
                                                    PRE-PAID FORWARD CONTRACTS
                                                    2002 ISDA EQUITY DEFINITIONS

          MASTER TERMS AND CONDITIONS FOR PRE-PAID FORWARD CONTRACTS
                       ISSUED BY C. V. STARR & CO., INC.

                  The purpose of this Master Terms and Conditions for Pre-Paid Forward Contracts (the "Master Confirmation"), dated as of November 15, 2005, is to set forth certain terms and conditions for pre-paid contracts that C. V. Starr & Co., Inc. ("Issuer") will issue to Holder (as defined herein). Each contract that is issued by Issuer (a "Contract") that is to be subject to this Master Confirmation shall be evidenced by a written confirmation substantially in the form of Exhibit A hereto (a "Confirmation"). This Master Confirmation constitutes, and this Master Confirmation as supplemented by each Confirmation constitutes, a "Confirmation" as referred to in the Agreement specified below.

                  This Master Confirmation and a Confirmation evidence a complete binding agreement between Issuer and Holder as to the terms of the Contract to which this Master Confirmation and such Confirmation relates. This Master Confirmation and each Confirmation hereunder, together with all other documents referring to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Agreement") confirming Contracts issued by Issuer (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement (the "Agreement") in the form of the ISDA Agreement as if Issuer and Holder had executed an agreement in such form on the Trade Date of the first such Contract issued by Issuer. A copy of the ISDA Agreement has been, or promptly after the date hereof will be, delivered to Issuer.

                  The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Master Confirmation.

                  THIS MASTER CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

                  1. In the event of any inconsistency between this Master Confirmation, on the one hand, and the Definitions or the Agreement, on the other hand, this Master Confirmation will control for the purpose of the Contract to which a Confirmation relates. With respect to a Contract, capitalized terms used herein that are not otherwise defined shall have the meaning assigned to them in the Confirmation relating to such Contract. For purposes of the Agreement and the Definitions, each Contract shall be a "Transaction" and a "Share Forward Transaction" thereunder. For the avoidance of doubt, all references to "the Issuer" in the Definitions shall be deemed to be references to "the Company".

                  2. Each party will make each payment specified in this Master Confirmation or a Confirmation as being payable by such party, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

                  3. During the period (the "Hedging Period") beginning on November 18, 2005 and ending on the Hedging Completion Date (as defined below), Holder (or an affiliate of Holder) shall establish Holder's initial hedge of the price and market risk under one or more Contracts hereunder by selling Shares in accordance with the instructions provided by Issuer from time to time in such number as Holder (or an affiliate of Holder) considers necessary or appropriate to hedge the initial price and market risk under such Contract (for any Contract, "Holder's Initial Hedge" for such Contract).

                  For any Contract, the date on which the execution of Holder's Initial Hedge for such Contract shall be complete (for such Contract, the "Hedge Completion Date") shall be the earliest of (w) the date on which the total aggregate Prepayment Amount, calculated on the basis of the total aggregate Number of Shares (as defined below) for such Contract and all other Contracts hereunder for which the Holder's Initial Hedge has been completed, equals USD 160,000,000, (x) the date that is exactly one month after the first date on which Holder (or an affiliate of Holder) executes sales of Shares in connection with Holder's Initial Hedge for such Contract and (y) the date on which the total aggregate Number of Shares for such Contract and all other Contracts hereunder for which Holder's Initial Hedge has been completed equals the Maximum Number of Shares (as defined below). As of the Hedge Completion Date for each Contract, Holder shall determine the Number of Shares, the Execution Price, the Forward Floor Price, the Forward Cap Price, the Valuation Date, the Final Disruption Date and the Prepayment Amount for such Contract in the manner set forth below based on Holder's Initial Hedge for such Contract, and shall promptly deliver the Confirmation for such Contract to Issuer following the completion of Holder's Initial Hedge for such Contract. Holder's Initial Hedge for each Contract shall be established by selling Shares in transactions conforming to the manner-of-sale conditions described in Rule 144
(f) and (g) under the Securities Act of 1933, as amended (the "Securities
Act").

                  Issuer acknowledges that it may not be possible for Holder (or an affiliate of Holder) to sell Shares on any day during the Hedging Period due to: (a) a legal or contractual restriction applicable to Issuer and/or to Holder or an affiliate of Holder, (b) a market disruption (including without limitation a halt or suspension of trading in the Shares imposed by a court, governmental agency or self-regulatory organization), (c) rules governing order execution priority on the Exchange (as defined below) or (d) the failure of a sale to comply (or the likelihood in the reasonable opinion of Holder's counsel of non-compliance) with Rule 144, 145 or 701 under the Securities Act. All such determinations shall be made by Holder in its reasonable judgment (or, in the case of the parenthetical in clause (d) above, in the reasonable opinion of Holder's counsel).

                  4.       Confirmations:
                           --------------

                  This Master Confirmation and the Agreement, together with the Confirmation relating to a Contract, shall constitute the written agreement between Issuer and Holder with respect to such Contract.

General Terms:
--------------

     Trade Date:               For any Contract, the Hedge Completion Date for
                               such Contract, as provided in the Confirmation for such Contract.

     Seller:                   Issuer

     Buyer:                    Holder

     Holder: Citibank, N.A. and, subsequently, any person to whom Citibank, N.A. transfers all or any part of a Contract pursuant to the terms hereof.

     Company:                  American International Group, Inc.

     Shares:                   The common stock of the Company (Symbol: AIG).

     Tranches:                 Each Contract will be divided into individual
                               Tranches, each with the terms set forth in this Master Confirmation and the Confirmation for such Contract, and in particular with the Number of Shares and Valuation Date set forth in the Confirmation for such Contract. The payments and deliveries to be made upon settlement of each Contract will be determined separately for each Tranche as if each Tranche were a separate
                               Contract under the Agreement. Each Contract will have ten Tranches with an equal number of Shares
                               (subject to rounding by the Calculation Agent to avoid odd lots).

     Number of Shares:         For each Contract, 1.45 multiplied by the number
                               of Shares sold in connection with the execution of Holder's Initial Hedge, as determined by the Calculation Agent and provided in the Confirmation for such Contract. In no event shall the Number of Shares in the aggregate for all Contracts exceed 3,282,377 (the "Maximum
                               Number of Shares").

     Execution Price:          For any Contract, the weighted average price at
                               which Holder (or an affiliate of Holder) executes Holder's Initial Hedge for such Contract, as provided in the Confirmation for such Contract.

     Variable Obligation:      Applicable

     Forward Floor Price:      For any Contract, 100% of the Execution Price
                               for such Contract, as provided in the
                               Confirmation for such Contract.

     Forward Cap Price:        For any Contract, 130% of the Execution Price
                               for such Contract, as provided in the
                               Confirmation for such Contract.

     Settlement Currency:      USD

     Exchange:                 New York Stock Exchange

     Related Exchange(s):      All Exchanges

Prepayment:
-----------

     Prepayment:               Applicable

     Conditions to Holder's
     Obligation to Pay
     Prepayment                Amount: It shall be a condition to
                               Holder's obligation to pay any
                               Prepayment Amount hereunder on any
                               Prepayment Date, or to make the
                               Early Prepayment described below,
                               that Issuer shall have performed its
                               obligations under paragraph 6(a)
                               below and shall have delivered to
                               Holder an opinion of nationally
                               recognized counsel to Issuer
                               covering the matters set forth in
                               Annex B in form and substance
                               reasonably satisfactory to Holder.

     Prepayment Amount:        For any Contract, 82.02% of the product of the
                               Execution Price for such Contract and the Number of Shares for such Contract, as provided in the Confirmation for such Contract.

     Prepayment Date:          For any Contract, the third Currency Business
                               Day following the Trade Date for such Contract.

     Early Prepayment:         On November 21, 2005, Holder will pay to Issuer
                               USD 160,000,000 as an early prepayment of the Prepayment Amount for the first Contract hereunder. If the Prepayment Amount for the first Contract hereunder exceeds such amount, Holder will pay to Issuer such excess, or, if such amount exceeds such Prepayment Amount, Issuer will pay to Holder such excess, in either case on the Prepayment Date for the first
                               Contract hereunder.

Valuation:
----------

     In respect of any Contract:
     ---------------------------

     Valuation                 Time: The Scheduled Closing Time on the relevant
                               Exchange on the relevant Valuation Date for such Contract.

     Valuation Dates:          For each Tranche of such Contract, the
                               corresponding one of the ten consecutive
                               Scheduled Trading Days beginning on, and including, the Scheduled Trading Day thirty-six months after the Trade Date for such Contract, as provided in the relevant Confirmation for such Contract; provided that if any such date is a Disrupted Day, such Valuation Date shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and that is not or is not deemed to be a Valuation Date in respect of any other Tranche of such Contract or any other
                               Contract under this Master Confirmation;
                               provided, further, that if any such Valuation
                               Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date for such Contract, that Final Disruption Date shall be the Valuation Date for such Tranche
                               (irrespective of whether such day is a Valuation
                               Date in respect of any other Tranche of such Contract or any other Contract under this Master
                               Confirmation) and the Settlement Price for such Tranche shall be the price determined by the Calculation Agent in its discretion.

     Market Disruption Events: Notwithstanding Section 6.3(a) of the
                               Definitions, "Market Disruption Event" means the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption or (iii) an Early Closure, if, in the determination of Holder, such event is material.

                               Holder shall, as soon as reasonably
                               practicable under the circumstances,
                               notify the other party of the
                               occurrence or existence of a Market
                               Disruption Event on any day that but
                               for the occurrence or existence of a
                               Market Disruption Event would have
                               been a Valuation Date.

     Final Disruption Date:    The tenth Exchange Business Day following the
                               final Valuation Date for such Contract.

Settlement Terms:
-----------------

     In respect of each Tranche of any Contract:
     -------------------------------------------

     Settlement Method Election: Applicable; provided that, notwithstanding anything to the contrary in the Definitions, a single settlement method election shall apply to each Tranche in such Contract; provided further that notwithstanding anything to the contrary in the Definitions, the notice of such election shall be in writing and be given no later than the Settlement Method Election Date; provided further that if Issuer is unable to satisfy the Conditions to Physical Settlement prior to the first Valuation Date for such Contract, then Holder shall be entitled but not required, in its discretion, to deem that Physical Settlement shall not apply and Cash Settlement shall be applicable.

     Electing Party:             Issuer

     Settlement Method
     Election Date:              The fifth  Scheduled  Trading Day prior to the
                                 scheduled Valuation Date for the Tranche of such Contract with the earliest scheduled
                                 Valuation Date.

     Default Settlement Method:  Physical Settlement

     Settlement Date/Cash
     Settlement Payment Date:    As provided in Sections 9.4 and 8.8 of the
                                 Definitions,  respectively,  or such other
                                 date as the parties may agree.
     Condition to Physical
     Settlement:                 It shall be a condition to Issuer's right to
                                 elect Physical Settlement for such Contract that any Shares delivered to Holder in connection with such Physical Settlement shall be Shares that do not bear any restrictive legends.

     Representation and
     Agreement:                  Section 9.11 of the Definitions shall be
                                 applicable.

Dividends:
----------

     In respect of each Tranche of any Contract:
     -------------------------------------------

     Dividends:                  If, at any time from, and including, the
                                 third Scheduled Trading Day after the Trade
                                 Date for such Contract to, but excluding, the Settlement Date or Cash Settlement Payment
                                 Date, as the case may be, for such Tranche, a record date with respect to an Extraordinary
                                 Dividend occurs, the Method of Adjustment provided below shall apply; provided that any adjustment in respect of an Extraordinary
                                 Dividend shall be made only to the Forward
                                 Cap Price for such Contract, except that if, in the determination of the Calculation
                                 Agent, no such adjustment could be made that would be appropriate to account for such Extraordinary Dividend, then in lieu of such adjustment, Issuer will pay Holder in cash on the payment date therefor an amount equal to 100% of the Extraordinary Dividend Amount multiplied by the number of Shares constituting Holder's hedge of such Tranche on the relevant record date (or, if such amount is negative, Holder will pay the absolute value thereof to Issuer). The last sentence of Section 10.1 of the Definitions is hereby deleted.

     Extraordinary Dividend:     Any dividend or distribution on the Shares
                                 the per Share amount or value of which
                                 differs from the Ordinary Dividend Amount for such dividend or distribution.

     Ordinary Dividend Amount:   For the first dividend or distribution on the
                                 Shares for which the record date occurs
                                 during any "Dividend Period" of the Company as shown on Annex A hereto, the amount corresponding to such "Dividend Period" as set forth under the column "Ordinary Dividend
                                 Amount" on Annex A hereto, and, for any
                                 subsequent dividend or distribution on the Shares for which the record date occurs during the same regular dividend period of the Company, zero.

     Extraordinary Dividend      For any dividend or distribution on the
     Amount:                     Shares, the per Share amount or value of
                                 such dividend or distribution minus the
                                 Ordinary Dividend Amount for such dividend or distribution.

     Excess Dividend Amount:     All references to the Excess Dividend Amount
                                 shall be deleted from the Definitions,
                                 including, without limitation from Sections
                                 8.4(b) and 9.2(a)(iii) thereof.

Adjustments:

     Potential Adjustment Event: If any event occurs that constitutes both a
                                 Potential Adjustment Event under Section
                                 11.2(e)(ii)(C) of the Definitions and a
                                 Spin-off as described below, it shall be treated hereunder as a Spin-off and not as a Potential Adjustment Event.

     Method of Adjustment:       Calculation Agent Adjustment; provided that,
                                 in addition to the terms of Section 11.2(c) of the Definitions, in connection with any Extraordinary Dividend, the Calculation Agent may also adjust to account solely for changes in volatility relevant to the Shares or to the Contract. The Calculation Agent shall provide prompt notice of any adjustment(s), including a schedule or other reasonably detailed explanation of the basis for and determination of each adjustment. If as a result of such adjustments the Calculation
                                 Agent determines that an amount is owed to Holder by Issuer, the Calculation Agent shall notify Issuer of such amount, which Issuer shall pay to Holder within three (3) Currency
                                 Business Days following the receipt of such notice.

     Spin-off:                   "Spin-off" means a distribution of Spin-off
                                 Shares to holders of the Shares (the
                                 "Original Shares"). "Spin-off Shares" means ordinary or common shares of a subsidiary of the Company or any other corporation in which the Company has an equity investment (the
                                 "Spin-off Company") that are, or that as of the ex-dividend date of a distribution of such shares to holders of Shares, are scheduled promptly to be (i) publicly quoted, traded or listed on any of the New York Stock
                                 Exchange, the American Stock Exchange or the
                                 NASDAQ National Market System (or their
                                 respective successors) and (ii) not subject to any currency exchange controls, trading restrictions or other trading limitations.

     Consequences of Spin-offs:  As of the ex-dividend date of a Spin-off, (i)
                                 "Shares" shall mean the Original Shares and the Spin-off Shares; (ii) each Contract shall continue but as a Share Basket Forward Transaction with a Number of Baskets equal to the Number of Shares prior to such Spin-off, and each Basket shall consist of one Original Share and a number of Spin-off Shares that a holder of one Original Share would have been entitled to receive in such Spin-off; and
                                 (iii) the Calculation Agent shall make such adjustments to the valuation, settlement, payment or any other terms of each Contract as the Calculation Agent determines appropriate to account for the economic effect on each Contract of such Spin-off, which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the composition of the Basket and other terms of each Contract in accordance with the immediately preceding sentence. The Calculation Agent shall provide prompt notice of any adjustment(s), including a schedule or other reasonably detailed explanation of the basis for and determination of each adjustment.

Extraordinary Events:
---------------------

     New Shares:                 In the definition of New Shares in Section
                                 12.1(i) of the Definitions, the text in
                                 clause (i) thereof shall be deleted in its entirety and replaced with "publicly quoted, traded or listed on any of the New York Stock
                                 Exchange, the American Stock Exchange or the
                                 NASDAQ National Market System (or their
                                 respective successors)".

     Consequences
     of Merger Events:

     (a) Share-for-Share:        Alternative Obligation.

     (b) Share-for-Other:        Cancellation and Payment.

     (c) Share-for-Combined:     Component Adjustment.

     Determining Party:          Holder

     Tender Offer:               Applicable

     Consequences of
     Tender Offers:

     (a) Share-for-Share:        Modified Calculation Agent Adjustment.

     (b) Share-for-Other:        Modified Calculation Agent Adjustment.

     (c) Share-for-Combined:     Modified Calculation Agent Adjustment.

     Determining Party:          Holder

     Composition of Combined
     Consideration:              Not Applicable

     Nationalization,
     Insolvency or               Cancellation and Payment
     Delisting:                  (where the Holder is the Determining
                                 Party), with the Contract cancelled
                                 at the election of Holder at any
                                 time after public announcement of
                                 the event that is or, when
                                 consummated, would be, a
                                 Nationalization, Insolvency or
                                 Delisting.

                                 Notwithstanding the Definitions, "Insolvency" means an event of the type described in
                                 Section 5(a)(vii) of the Agreement has
                                 occurred with respect to the Company (without regard to any grace periods included therein).

                                 In addition to the provisions of Section
                                 12.6(a)(iii) of the Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:
-----------------------------

         Change in Law:          Applicable

         Insolvency Filing:      Applicable

         Hedging Disruption:     Applicable

         Increased Cost of
         Hedging:                Applicable

         Hedging Party:          For all applicable Additional Disruption
                                 Events, Holder

         Determining Party:      For all applicable Additional Disruption
                                 Events, Holder

         Non-Reliance:           Applicable


Agreements and Acknowledgments
Regarding Hedging Activities:    Applicable

Additional Acknowledgments:      Applicable

                  5.       Calculation Agent:
                           ------------------

                  Holder is the Calculation Agent and shall make all calculations, adjustments and determinations required pursuant to a Contract, reasonably and in good faith, and such calculations, adjustments and determinations shall be binding absent manifest error.

                  6.       Collateral:
                           ----------

                  (a) (i) On or prior to the date hereof, Issuer shall deliver a number of Shares equal to 3,282,377 (the "Initial Collateral Shares") (if such Shares are in certificated form, together with proper instruments of assignment duly executed in favor of Holder or its designee or in blank) to Holder or its designee, in each case in a manner acceptable to Holder. If, as of the Hedge Completion Date for the first Contract hereunder, the Number of Shares for such Contract is less than the number of Initial Collateral Shares, then Holder shall return to Issuer a number of Shares equal to such difference (the "Returned Collateral Shares"). If as of the Hedge Completion Date for any Contract (including, for the avoidance of doubt, the first Contract hereunder), the Number of Shares for such Contract and all previous Contracts hereunder is greater than the number of Initial Collateral Shares minus any Returned Collateral Shares, then Issuer shall deliver a number of Shares equal to such excess (if such Shares are in certificated form, together with proper instruments of assignment duly executed in favor of Holder or its designee or in blank) to Holder or its designee, in each case in a manner acceptable to Holder (the "Additional Collateral Shares"), prior to the Prepayment Date for such Contract. The Initial Collateral Shares, together with any Additional Collateral Shares, but excluding any Returned Collateral Shares, are referred to herein as the "Collateral Shares". Issuer hereby grants Holder a continuing first priority, perfected security interest in and right of setoff against the Collateral Shares, all distributions thereon and rights relating thereto, and any other collateral acceptable to Holder in its sole discretion that may be delivered by or on behalf of Issuer in connection with any Contract, and all proceeds of any of the foregoing (collectively, "Collateral"), as security for the prompt and complete payment and performance when due (whether on an Early Termination Date or otherwise) of all of Issuer's payment and performance obligations under the Contracts hereunder and the Agreement (the "Secured Obligations"). Holder may reregister the Collateral Shares and any other Collateral in its name or the name of its nominee at any time and, if such Shares or such other Collateral are in certificated form, Issuer agrees to use reasonable best efforts (including, without limitation, providing at Issuer's expense any opinion of counsel required by the Company) to cause the Company to promptly remove any restrictive legend from any certificates representing the Collateral Shares and effect such reregistration. Holder agrees and acknowledges that Issuer's counsel may rely on Holder's representations and warranties set forth in this Master Confirmation in rendering any opinion required by the Company for purposes of removing any restrictive legend from any certificates representing the Collateral Shares.

                  (b) Issuer represents, on each date on which Issuer delivers or Holder otherwise receives Collateral, that (i) Issuer is the owner of all Collateral free of any lien, security interest, charge, adverse claim, restriction on transfer or other encumbrance, other than the Permitted Securities Law Restrictions, (ii) Issuer has the power and authority and has obtained all of the necessary consents and approvals to grant a first priority security interest to Holder in the Collateral, (iii) upon the delivery of the Collateral Shares as described above and any other Collateral in a manner acceptable to Holder, Holder will have a valid and perfected first priority security interest in the Collateral Shares and the other Collateral, (iv) none of Issuer's entry into this Master Confirmation or Holder's exercise of any of its rights and remedies hereunder will violate or conflict with the terms of any agreement made by or applicable to Issuer or will violate or conflict with any law, rule, policy or order applicable to Issuer or the Collateral, and (v) Issuer has furnished Holder with copies of all agreements, contracts or instruments that relate to the Collateral Shares. "Permitted Securities Law Restrictions" means restrictions with respect to any securities by virtue of the fact that Issuer may be an "affiliate", within the meaning of Rule 144 under the Securities Act, of the Company.

                  (c) In addition to the rights granted to a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised), Holder shall be entitled to hold the Collateral as collateral to the extent set forth below until the date all of Issuer's obligations in connection with each Contract hereunder, whether absolute or contingent, have been fully performed (the "Termination Date"). If Issuer defaults on any obligation to Holder under this Master Confirmation, Holder may exercise all rights with respect to the Collateral, sell or liquidate the Collateral to satisfy any of Issuer's obligations to Holder and set off any amounts payable by Issuer with respect to any Secured Obligations against any Collateral held by Holder or the cash equivalent of any Collateral (or any obligation of Holder to deliver any Collateral to Issuer). Issuer acknowledges and agrees that the Collateral may decline speedily in value and is of a type customarily sold on a recognized market and, therefore, that following a default, Holder is not required to send any notice of its intention to sell or otherwise dispose of the Collateral hereunder, except any notice that is required under applicable law and cannot be waived (in which case Issuer agrees that ten days' prior written notice shall be commercially reasonable). Following a default, Holder may, in its sole and absolute discretion, sell Collateral in a private sale in such manner and under such circumstances as Holder may deem necessary or advisable (with Holder or its affiliate having the right to purchase any or all of the Collateral Shares to be sold) and notwithstanding that a registration statement for all or any of such Collateral has been or could be filed or is not required under the Securities Act. Issuer acknowledges that such sale shall be deemed to have been made in a commercially reasonable manner, notwithstanding that any such sale may be for a price less than that which might have been obtained had such Collateral been so registered or otherwise publicly sold. Without limiting the foregoing, upon request of Holder following such default, Issuer shall use reasonable best efforts to procure the registration by the Company of the Collateral Shares. Holder shall apply the Collateral or the net proceeds of any such collection, exercise or sale to the payment in whole or in part of the Secured Obligations in such order as Holder shall determine in the exercise of its sole discretion. Issuer shall remain fully liable to Holder for any amounts that remain outstanding after Holder has liquidated and/or sold the Collateral and deducted its reasonable attorney fees and other costs and expenses incurred in connection therewith plus interest thereon at the Default Rate from the date incurred to the date paid (which shall be Secured Obligations). For the avoidance of doubt, in connection with the exercise of any remedies by Holder with respect to the Collateral, Holder shall be under no obligation to, and shall not, consult with Issuer in any way with respect to the exercise of such remedies, and Issuer shall have no right to control or influence Holder's exercise of such remedies.

                  (d) Unless a Potential Event of Default, an Event of Default or a Termination Event has occurred and is continuing with respect to Issuer or an Early Termination Date has occurred or been designated as a result of an Event of Default or Termination Event with respect to Issuer, Issuer shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Master Confirmation.

                  (e) Any cash Excluded Distribution which results in a payment obligation by Issuer to Holder under "Dividends" above shall be retained by Holder in satisfaction of Issuer's payment obligation under the relevant provision, and any other Excluded Distribution shall be retained by Holder as Collateral. Any Excluded Distribution, if received by Issuer, shall promptly be paid or delivered to Holder in the manner directed by Holder to be held as Collateral hereunder or to be applied to cover Issuer's payment obligation under "Dividends" above and shall be deemed held in trust for Holder until so paid or delivered. For purposes of this provision, "Excluded Distribution" shall mean any dividend or other distribution in respect of the Collateral whose receipt constitutes a Potential Adjustment Event, that is a cash dividend or distribution or that is made in connection with a Merger Event.

                  (f) Unless Issuer satisfies Issuer's obligations under any Contract through delivery of Shares other than the Collateral Shares, Issuer hereby authorizes Holder on the Settlement Date for such Contract to apply Collateral in the form of Shares to satisfy Issuer's delivery obligations, if any, under such Contract; provided that in no event shall (i) Holder be required to make such application and (ii) this provision be construed as altering in any way Issuer's obligations to satisfy all conditions to, or representations regarding, physical settlement under this Master Confirmation or the Definitions. If so requested by a party, the other party agrees to cooperate in good faith (subject, in the case of Holder, to such terms and conditions as it deems appropriate) in efforts to have the Collateral Shares deposited into the Clearance System.

                  (g) Issuer will faithfully preserve and protect Holder's security interest in the Collateral, will defend Holder's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever, and will do all such acts and things and deliver all such documents and instruments, including without limitation further pledges, assignments, account control agreements, financing statements and continuation statements, as Holder in its sole discretion may deem reasonably necessary or advisable from time to time in order to preserve, protect and perfect such security interest or to enable Holder to exercise or enforce its rights with respect to any Collateral. Issuer hereby irrevocably appoints Holder as Issuer's attorney-in-fact for the purpose of taking any action and executing any instrument which Holder may deem necessary or advisable to accomplish the purposes of the pledge contemplated by this Master Confirmation. Holder shall exercise reasonable care of the Collateral to the extent required by applicable law and in any event shall be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, Holder shall have no duty with respect to the Collateral, including, without limitation, any duty to collect any distributions thereon or enforce or preserve any rights in the Collateral pertaining thereto.

                  (h) Issuer will not permit any lien, security interest, charge, adverse claim, restriction on transfer or other encumbrance, other than the lien and security interest Issuer created hereby in favor of Holder and the Permitted Securities Law Restrictions, to exist upon any of the Collateral. Issuer will not take any action that could in any way be reasonably expected to limit or adversely affect the ability of Holder to realize upon its rights in the Collateral. Issuer will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to the Collateral, or income or distributions in respect of the Collateral, upon becoming aware of the same other than for such taxes, assessments or charges, not to exceed USD 25,000,000 in the aggregate, that Issuer is contesting in good faith. Notwithstanding the foregoing sentence, if Issuer wishes to contest in good faith any taxes, assessments or charges prior to paying such taxes, assessments or charges in the aggregate in excess of USD 25,000,000, Issuer shall so notify Holder, and unless within five Exchange Business Days of receipt of such notice Holder determines, and notifies Issuer of such determination, that there is a substantial likelihood that failure to so pay prior to contesting such taxes, assessments or charges would result in a tax lien on the Collateral, Issuer need not comply with the covenant in the preceding sentence with respect to such taxes, assessments or charges. Notwithstanding anything to the contrary elsewhere in the Agreement or any Confirmation, all payments and all deliveries of Collateral, or income or distributions in respect of Collateral, pursuant to the Agreement shall be made and the value of any Collateral, or income or distributions in respect of Collateral, shall be calculated net of any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof.

                  (i) When no amounts are or thereafter may become payable or Shares deliverable by Issuer with respect to any Secured Obligations (except for any potential liability under Section 2(d) of the Agreement), Holder will return to Issuer all Collateral, if any. When (x) no amounts are or thereafter may become payable or Shares deliverable by Issuer with respect to any Secured Obligations relating to a particular Contract (except for any potential liability under Section 2(d) of the Agreement), (y) no Potential Event of Default, Event of Default or Termination Event has occurred and is continuing with respect to Issuer and (z) no Early Termination Date has occurred or been designated as the result of an Event of Default or Termination Event with respect to Issuer, Holder will return to Issuer all Collateral relating to such Contract, if any, as determined by Holder.

                  (j) The provisions of this Section 6 constitute a Credit Support Document with respect to Issuer. The Contracts hereunder shall be disregarded for purposes of determining Exposure under any Credit Support Annex between the parties and any Collateral delivered to or received by Holder under this Master Confirmation shall constitute neither Posted Collateral nor an Independent Amount under any such Credit Support Annex.

                  7. Securities Law Representations and Agreements:
                     ----------------------------------------------

                  (a) Issuer hereby represents, warrants and agrees in favor of Holder on the date hereof, on each day on which Issuer delivers any Additional Collateral Shares and, solely in the case of clause (vii) below, on each day during the Hedging Period on which Issuer has not instructed Holder (or an affiliate of Holder) not to sell Shares in connection with Holder's Initial Hedge that:

                           (i) Issuer's "holding period" for the Collateral Shares, determined in accordance with Rule 144(d) under the Securities Act, commenced on or prior to November 1, 2003. The pledge of the Collateral Shares constitutes a bona fide pledge with full recourse to Issuer.

                           (ii) Neither Issuer, nor, to Issuer's knowledge, any other person or entity considered to be the same "person" as Issuer within the meaning of paragraph (a)(2) of Rule 144 under the Securities Act (each such other person or entity, an "Associated Person"), has any reason to believe that the Company has not complied with the reporting requirements as outlined in Rule 144(c) under the Securities Act.

                           (iii) Neither Issuer nor any Associated Person have, within the three-month period immediately preceding the date hereof, (i) sold, pledged or otherwise disposed of (including by way of any cash-settled or other derivative) any shares issued by the Company that are of the same class as the Shares or any securities issued by the Company that are convertible into shares of such class or any interest in such shares or securities or (ii) acted in concert with any person in connection with any such sale, pledge or other disposition, except for transactions with one or more third parties during such three-month period relating to the sale, pledge or disposition of an aggregate number of Shares that when added to the Maximum Number of Shares does not exceed the number of Shares that Issuer would be permitted to sell pursuant Rule 144(e)(1) under the Securities Act.

                           (iv) Until the Hedging Completion Date, Issuer will not, nor will Issuer permit any Associated Person to (i) sell, pledge or otherwise dispose of (including by way of any cash-settled or other derivative) any number of shares issued by the Company that are of the same class as the Shares (or any securities issued by the Company that are convertible into or exchangeable for shares of such class or any interest in such shares or securities) that would, at the time of such sale, pledge or other disposition, if added to the number of Collateral Shares, exceed one percent of the number of Shares outstanding at such time as shown by the most recent report or statement published by the Company or (ii) act in concert with any person in connection with any such sale, pledge or other disposition.

                           (v) Issuer has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with any sales of Shares that Holder or an affiliate of Holder effects in establishing Holder's Initial Hedge with respect to any Contract.

                           (vi) Except as provided herein, Issuer has not made, will not make, and has not arranged for, any payment to any person in connection with any sales of Shares that Holder or an affiliate of Holder effects in establishing Holder's Initial Hedge with respect to any Contract.

                           (vii) On the date hereof, neither Issuer nor, to Issuer's knowledge, any Associated Person is aware of or in possession of any material non-public information regarding the Company or any of its securities (including the Shares). "Material" information for these purposes means information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Company.

                           (viii) Issuer will not offer or sell, directly or indirectly, any Shares pursuant to a registration statement under
         Section 5 of the Securities Act during the period from, and including, the fifth Exchange Business Day prior to, and including, on the fifth Exchange Business Day after the Valuation Date for any Tranche of any Contract hereunder or any other date of termination or unwind of a Contract in whole or in part.

                           (ix) Issuer understands and will comply with Issuer's responsibilities under applicable securities laws in connection with the Contracts including, but not limited to, the provisions of Rule 144 under the Securities Act and the filing requirements (to the extent applicable) of Sections 13 and 16 of the Exchange Act of 1934, as amended (the "Exchange Act"), and Issuer agrees to make all filings required by the Securities Act and the Exchange Act in connection with the Contracts. Without limiting the generality of the foregoing, Issuer shall file or cause to be filed, on the date hereof in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to the Contracts contemplated hereby in form and substance that Holder has informed Issuer is acceptable to Holder. Issuer is solely responsible for complying with Section 16 of the Exchange Act in connection with the Contracts, and will be solely responsible if the Contracts result in Issuer being liable for "short-swing profits" under Section 16(b) of the Exchange Act. Holder will not be required to: (i) make any filings on Issuer's behalf, (ii) review any filing made by Issuer, or
         (iii) determine whether any filing by Issuer has been made on a timely basis. Holder will not be responsible for any misstatement, omission or defect in any of these filings.

                           (x) There is no litigation, arbitration or other proceeding pending or, to Issuer's knowledge, threatened that would prevent or interfere with the consummation of the Contracts, including without limitation any sale of Shares pursuant to instructions from Issuer in connection with Holder's Initial Hedge.

                           (xi) Issuer owns (as such term is used in Rule 16c-4 under the Exchange Act) a number of Shares (including the Collateral Shares), after subtracting the number of Shares to which any put equivalent positions (as defined in Rule 16a-1(h) under the Exchange Act) have been established or are maintained by Issuer (other than any put equivalent position established as a result of this Contract), at least equal to the Maximum Number of Shares.

                           (xii) Issuer is not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent Issuer, Holder or their respective affiliates from conducting sales of Shares throughout the Hedging Period. Issuer agrees to notify Holder as soon as practicable if at any time during the Hedging Period Issuer becomes aware of any legal, contractual or regulatory restrictions applicable to Issuer or Issuer's affiliates that would prohibit sales, pledges or transfers of Shares by Issuer or would prevent Holder or its affiliates from executing sales of the Shares (other than any such restriction relating to Issuer's possession or alleged possession of material nonpublic information relating to the Company or its securities). Such notice shall be directed to Mr. Steven J. Keltz at Citibank, N.A., c/o Citigroup Global Markets, Inc., 250 West Street, 10th Floor, New York, NY 10013 and shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restrictions or its applicability to Issuer or Holder or its affiliates. In any event, Issuer shall not communicate any material nonpublic information relating to the Company or its securities to Holder or any of Holder's affiliates.

                           (xiii) Issuer is not and, after giving effect to the transactions contemplated hereby, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (b) Holder hereby represents, warrants and agrees in favor of Issuer on the date hereof, on the Trade Date for each Contract that:

                           (i) An affiliate of Holder ("Holder Affiliate") is registered as a broker and a dealer with the Securities and Exchange Commission and is a "market maker" or a "block positioner", as such terms are used in Rule 144 under the Securities Act, with respect to the Shares.

                           (ii) In respect of any Contract, Holder Affiliate shall, as promptly as practicable following the Trade Date for such Contract and consistent with market conditions, introduce into the public market in transactions conforming to the manner-of-sale conditions described in Rule 144 (f) and (g) under the Securities Act a quantity of securities of the same class as the Shares equal to the Number of Shares for such Contract minus the number of securities of such class sold in connection with Holder's Initial Hedge with respect to such Contract.

                           (iii) Neither Holder nor Holder Affiliate has solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with the execution of Holder's Initial Hedge for such Contract except as permitted by paragraph (g) of Rule 144 under the Securities Act.

                           (iv) Neither Holder nor Holder Affiliate is aware, after reasonable inquiry, of any circumstances indicating that the Issuer is an underwriter with respect to the Shares or that such Contract is part of a distribution of securities of the Company.

                           (v) In its capacity as broker in connection with such Contract in the manner contemplated by this Master Confirmation and the Interpretive Letter (as defined below), Holder Affiliate has received no more than the usual and customary broker's commission (it being understood that the terms of any Contract may give rise to additional items of profit or loss for either party).

                           (vi) Neither Holder nor Holder Affiliate has reason to believe that the Company has not complied with the requirements of paragraph (c) of Rule 144 under the Securities Act.

                           (vii) Neither Holder nor Holder Affiliate is an "affiliate" of the Company for purposes of Section 2(a)(11) of the Securities Act.

                  (c) The parties intend that, for each Contract, this Master Confirmation constitutes a "Preliminary Agreement" and, upon delivery of the Confirmation for such Contract, a "Final Agreement," both as described in the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan L. Beller to Michael Hyatte of the Securities and Exchange Commission staff (the "Staff") to which the Staff responded in an interpretive letter dated December 20, 1999 (the "Interpretive Letter").

                  8.       Additional Representations and Agreements:
                           ------------------------------------------

                  (a) In connection with this Master Confirmation, each Confirmation, each Contract to which a Confirmation relates and any other documentation relating to the Agreement, each party represents and acknowledges to the other party on the date hereof, on the Trade Date of each Contract and on each day on which Issuer delivers any Additional Collateral Shares to Holder that:

                           (i) Such party is acting as principal for such party's own account and not as agent when entering into such Contract.

                           (ii) Such party has sufficient knowledge and expertise to enter into such Contract and such party is entering into such Contract in reliance upon such tax, accounting, regulatory, legal, and financial advice as such party deems necessary and not upon any view expressed by the other. Such party has made such party's own independent decision to enter into such Contract, is acting at arm's length and is not relying on any communication (written or oral) of the other party as a recommendation or investment advice regarding such Contract. Such party has the capability to evaluate and understand (on such party's own behalf or through independent professional advice), and does understand, the terms, conditions and risks of such Contract and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks. Such party acknowledges and agrees that the other party is not acting as a fiduciary or advisor to such party in connection with such Contract. Such party is entering into such Contract for the purposes of hedging such party's underlying assets or liabilities or in connection with a line of business, and not for purposes of speculation.

                           (iii) Such party is an "accredited investor" as defined in Section 2(a)(15)(ii) of the Securities Act.

                           (iv) Such party is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended (the "CEA"), and this Master Confirmation and each Contract hereunder is subject to individual negotiation by the parties and has not been executed or traded on a "trading facility" as defined in Section 1a(33) of the CEA.

                  (b) In connection with this Master Confirmation, each Confirmation, each Contract to which a Confirmation relates and any other documentation relating to the Agreement, Issuer represents and acknowledges to, and agrees with, Holder on the date hereof, on the Trade Date of each Contract and on each day on which Issuer delivers any Additional Collateral Shares to Holder that:

                           (i) Issuer understands no obligations of Holder to Issuer hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Holder or any governmental agency.

                           (ii) Issuer's financial condition is such that Issuer has no need for liquidity with respect to Issuer's investment in such Contract and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Issuer's investments in and liabilities in respect of such Contract, which Issuer understands are not readily marketable, is not disproportionate to Issuer's net worth, and Issuer is able to bear any loss in connection with such Contract, including the loss of Issuer's entire investment in such Contract.

                           (iii) ISSUER UNDERSTANDS THAT SUCH CONTRACT IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

                           (iv) Issuer is entering into such Contract for Issuer's own account and not with a view to transfer, resale or distribution and understands that such Contract may involve the purchase or sale of a security as defined in the Securities Act and the securities laws of certain states, that any such security has not been registered under the Securities Act or the securities laws of any state and, therefore, may not be sold, pledged, hypothecated, transferred or otherwise disposed of unless such security is registered under the Securities Act and any applicable state securities law, or an exemption from registration is available.

                           (v) Issuer is aware and acknowledges that Holder, its affiliates or any entity with which Holder hedges such Contract may from time to time take positions in instruments that are identical or economically related to such Contract or the Shares or have an investment banking or other commercial relationship with the Company. In addition, Issuer acknowledges that the proprietary trading and other activities and transactions of Holder, its affiliates or any entity with which Holder hedges such Contract, including purchases and sales of the Shares in connection with, or in anticipation of, such Contract, may affect the trading price of the Shares.

                           (vi) Issuer will immediately inform Holder of any changes in the information set forth herein occurring prior to the Settlement Date for such Contract.

                           (vii) Issuer will immediately notify Holder of the occurrence of an Event of Default under the Agreement where Issuer is the Defaulting Party, or the occurrence of any event that with the giving of notice, the lapse of time or both would be such an Event of Default.

                           (viii) Issuer was not insolvent at the time any Contract hereunder was consummated, and was not rendered insolvent as a result thereof. At the time of any transfer to or for the benefit of Holder, Issuer did not intend to incur, and did not incur, debts that were beyond the ability of Issuer to pay as they mature.

                           (ix) Issuer is not, and will not during the term of any Contract become, an Affiliate of the Company within the meaning of the Bankruptcy Code (as defined below). "Affiliate" means, for purposes of the Bankruptcy Code and the immediately preceding sentence only, a person who directly or indirectly controls or holds the power to vote, 20 percent or more of the outstanding voting securities of the Company.

                  (c) For the purpose of Section 3(f) of the Agreement, Citibank N.A. (including any successor thereof and each assignee of Citibank, N.A's rights and duties hereunder) represents and warrants that Citibank, N.A, any successor of Citibank, N.A. and any assignee of Citibank, N.A.'s rights and duties under this Master Confirmation will be a "U.S. person" (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), and will not be treated as a "foreign person" (including within the meaning of Treasury Regulations ss.ss. 1.1441-1 to -9 and 1.6041-4(a)(4)) for all U.S. federal income tax purposes.

                  9.       Acknowledgments:
                           ----------------

                  The parties hereto intend for:

                  (a) Each Contract hereunder to be a "securities contract" or a "swap agreement" as defined in the Bankruptcy Code (Title 11 of the United States Code) (the "Bankruptcy Code"), and the parties hereto are entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 555 and 560 of the Bankruptcy Code.

                  (b) A party's right to liquidate a Contract and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" as described in the Bankruptcy Code.

                  (c) Any cash, securities or other property provided as performance assurance, credit support or collateral with respect to a Contract to constitute "margin payments" and "transfers" under a "securities contract" or a "swap agreement" as defined in the Bankruptcy Code.

                  (d) All payments for, under or in connection with a Contract, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" and "transfers" under a "securities contract" or a "swap agreement" as defined in the Bankruptcy Code.

                  10. Other Provisions:
                      -----------------

                  (a) Early Termination. The parties agree that for purposes of Section 6(e) of the Agreement, Second Method and Loss will apply to each Contract under this Master Confirmation.

                  (b) Transfer. Notwithstanding any provision of the ISDA Agreement to the contrary, upon the written consent of Issuer (which consent shall not be unreasonably withheld), Holder may transfer any Contract, in whole or in part, to any person who is a qualified purchaser, as such term is defined in Section 2(a)(51) of the Investment Company Act. Any purported transfer without the written consent of Issuer shall be void. In addition, without the consent of Issuer, Holder may assign its rights and obligations hereunder to make or receive cash payments and transfer of Shares and other related rights to one or more entities, including, but not limited to, Citigroup Global Markets Inc., that are wholly-owned, directly or indirectly, by Citigroup Inc., or any successor thereto (each, a "Holder Affiliate"); provided that Issuer shall have recourse to Holder in the event of the failure by a Holder Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Holder shall be limited to recoupment of Issuer's monetary damages and Issuer hereby waives any right to seek specific performance by Holder of its obligations hereunder. Such failure after any applicable grace period shall be an Additional Termination Event with the Contract to which the failure relates as the sole Affected Transaction and Holder as the sole Affected Party. For purposes of Section 8-102(15) of the New York Uniform Commercial Code (the "NYUCC"), the Contracts shall be divisible into a class of obligations of Issuer. If any Contract is transferred pursuant to this paragraph, the transferee shall become Holder under such transferred Contract (or the transferred portion thereof, as the case may be), and Issuer, Holder and such transferee shall execute an agreement of transfer making such transferee a party hereto.

                  (c) Contract Register. Issuer shall maintain books for the purpose of registering transfers of all or any portion of each Contract under this Master Confirmation.

                  (d) NYUCC Article 8 Status. Issuer and Holder intend that each Contract hereunder be a medium for investment, and agree that each Contract shall be a "security" governed by Article 8 of the NYUCC.

                  (e) Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with this Master Confirmation and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party's affiliates.

                  (f) Severability; Illegality. If compliance by either party with any provision of a Contract would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Contract shall not be invalidated, but shall remain in full force and effect.

                  (g) Waiver of Trial by Jury. EACH OF ISSUER AND HOLDER HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY'S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY'S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR THE ACTIONS OF HOLDER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  (h) Confidentiality. Holder and Issuer agree that (i) Issuer is not obligated to Holder to keep confidential from any and all persons or otherwise limit the use of any element of Holder's descriptions relating to tax aspects of the Contracts hereunder and any part of the structure necessary to understand those tax aspects, and (ii) Holder does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Issuer.

                  (i) Conditions Precedent. The condition precedent set forth in clause (1) of Section 2(a)(iii) of the Agreement shall not apply to payments or deliveries scheduled to be made by Issuer to Holder under this Master Confirmation.

                  (j) Binding Contract.
                      -----------------

                           (i) As a condition to the execution of Holder's
Initial Hedge, Issuer accepts and agrees to be bound by the contractual terms and conditions set forth in any Confirmation delivered as contemplated by this Master Agreement. Upon receipt of any Confirmation Issuer shall promptly execute and return such Confirmation, to Holder; provided that Issuer's failure to so execute and return any Confirmation shall not affect the binding nature of such Confirmation; and the terms set forth therein shall be binding on Issuer to the same extent, and with the same force and effect, as if Issuer had executed a written version of such Confirmation.

                           (ii) Each of Issuer and Holder agrees and
acknowledges that (A) any Contract to be entered into pursuant to this Master Confirmation and the Confirmation relating to such Contract will be entered into in reliance on the fact that this Master Confirmation and such Confirmation form a single agreement between Issuer and Holder, and Holder would not otherwise enter into such Contract, (B) this Master Confirmation, as supplemented by any Confirmation is a "qualified financial contract", as such term is defined in
Section 5-701(b)(2) of the General Obligations Law of New York (the "General Obligations Law"); (C) any Confirmation, regardless of whether such Confirmation or is transmitted electronically or otherwise, constitutes a "confirmation in writing sufficient to indicate that a contract has been made between the parties" hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation constitutes a prior "written contract", as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation, as supplemented by any Confirmation.

                           (iii) Issuer and Holder further agree and
acknowledge that this Master Confirmation, as supplemented by any Confirmation, constitutes a contract "for the sale or purchase of a security", as set forth in Section 8-113 of the Uniform Commercial Code of New York.

                  (k) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Holder shall not be entitled to receive Shares hereunder, and any delivery hereunder shall not be made, to the extent (but only to the extent) that the receipt of any Shares upon such receipt or delivery would result in Holder's ultimate parent entity directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange
Act) at any time in excess of 4.9% of the outstanding Shares. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Holder's ultimate parent entity directly or indirectly so beneficially owning in excess of 4.9% of the outstanding Shares. If any delivery owed to Holder hereunder is not made, in whole or in part, as a result of this provision, Issuer's obligation to make such delivery shall not be extinguished and Issuer shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Holder gives notice to Issuer that such delivery would not result in Holder's ultimate parent entity directly or indirectly so beneficially owning in excess of 4.9% of the outstanding Shares. For the avoidance of doubt, in no event shall this Section 10(k) limit in any way Issuer's right to elect Physical Settlement with respect to any Contract hereunder.

                  11.      Set-off:
                           --------

                  Any amount (an "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e) of the ISDA Agreement, in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions or Contracts are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the non-Affected Party, as the case may be ("X") (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts ("Other Amounts") payable by the Payee to the Payer (whether or not arising under the Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 11. For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency. If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 11 will be effective to create a charge or other security interest. This Section 11 will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

                  12.      Addresses for Notice:
                           ---------------------

                  If to Holder:    Citibank, N.A.
                                   390 Greenwich Street
                                   New York, NY 10013
                                   Attention: Equity Derivatives
                                   Facsimile: (212) 723-8328
                                   Telephone: (212) 723-7357

                  with a copy to:  Citibank, N.A.
                                   250 West Street, 10th Floor
                                   New York, NY 10013
                                   Attention: GCIB Legal Group--Derivatives
                                   Facsimile: (212) 801-4109
                                   Telephone: (212) 723-3837

                  If to Issuer:    C. V. Starr & Co., Inc.
                                   399 Park Avenue
                                   New York, NY 10002
                                   Attention: Treasurer
                                   Facsimile: (212)-759-5580
                                   Telephone: (212)-759-5630

                  13.      Accounts for Payment:
                           ---------------------

                  To Holder:   Citibank, N.A.
                               ABA #021000089
                               DDA 00167679
                               Ref: Equity Derivatives

                  To Issuer:   State Street Bank and Trust Company
                               ABA #: 011-0000-28
                               CitiFunds Mutual Funds
                               DDA #: 9902-904-3

                               For further credit to:

                               Citi Instit Cash Reserves Class O, Fund # 193
                               Reference: Account # 817093

                  14.      Delivery Instructions:
                           ----------------------

                  Unless otherwise directed in writing, any Shares to be delivered hereunder shall be delivered as follows:

                  To Holder:   To be advised.

                                                Yours sincerely,

                                                CITIBANK, N.A.

                                                By:  /s/ Herman Hirsch
                                                   --------------------------
                                                   Authorized Representative



Confirmed as of the date first above written:

C. V. STARR & CO., INC.

By:  /s/ Howard I. Smith
   ------------------------------------------
   Name:  Howard I. Smith
   Title:  Vice Chairman-Finance and Secretary

                                                                      EXHIBIT A
                                                               FORM OF PRE-PAID
                                                               FORWARD CONTRACT
                                                                   CONFIRMATION



                                 CONFIRMATION
                                 ------------


Date: __________________

To: C. V. Starr & Co., Inc. ("Issuer")
                              ------

Telefax No.: __________________

Attention: __________________

From: Citibank, N.A. ("Holder")
                       ------

Telefax No.: __________________

         The purpose of this communication is to set forth the terms and conditions of the Contract entered into on the Trade Date specified below between Issuer and Holder. This communication constitutes a "Confirmation" as referred to in the Master Confirmation.

         1. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Pre-Paid Forward Contracts dated as of November 15, 2005 (the "Master Confirmation") between Issuer and Holder. All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Confirmation.

         2. The terms of the particular Contract to which this Confirmation relates are as follows:

                  Transaction Reference No.: [______]

                  Trade Date: [______]

                  Execution Price: [______]

                  Forward Floor Price: [______]

                  Forward Cap Price: [______]

                  Prepayment Amount: USD[______]

The Number of Shares and Valuation Date for each Tranche of the Contract is set forth below.

          Tranche Number         Number of Shares          Valuation Date
          --------------         ----------------          --------------
                1.                 [        ]                 [        ]
                2.                 [        ]                 [        ]
                3.                 [        ]                 [        ]
                4.                 [        ]                 [        ]
                5.                 [        ]                 [        ]
                6.                 [        ]                 [        ]
                7.                 [        ]                 [        ]
                8.                 [        ]                 [        ]
                9.                 [        ]                 [        ]
                10.                [        ]                 [        ]



                                                    Yours sincerely,

                                                    CITIBANK, N.A.
                                                    By:
                                                       ------------------------
                                                       Name:
                                                       Title:


Receipt confirmed:

C. V. STARR & CO., INC.


By:
   --------------------------------------------
   Name:
   Title:

                                                                       ANNEX A

------------------------------------------------------------ ---------------------------------------------------------
                      Dividend Period                                        Ordinary Dividend Amount
------------------------------------------------------------ ---------------------------------------------------------
 From (and including) November 18, 2005 to (and including)
                     February 6, 2006                                                USD 0.150

------------------------------------------------------------ ---------------------------------------------------------
 From (and including) February 7, 2006 to (and including)
                        May 8, 2006                                                  USD 0.150

------------------------------------------------------------ ---------------------------------------------------------
From (and including) May 9, 2006 to (and including) August
                          7, 2006                                                    USD 0.150

------------------------------------------------------------ ---------------------------------------------------------
  From (and including) August 8, 2006 to (and including)
                     November 6, 2006                                                USD 0.168

------------------------------------------------------------ ---------------------------------------------------------
 From (and including) November 7, 2006 to (and including)
                     February 5, 2007                                                USD 0.168

------------------------------------------------------------ ---------------------------------------------------------
 From (and including) February 6, 2007 to (and including)
                        May 7, 2007                                                  USD 0.168

------------------------------------------------------------ ---------------------------------------------------------
From (and including) May 8, 2007 to (and including) August
                          6, 2007                                                    USD 0.168

------------------------------------------------------------ ---------------------------------------------------------
  From (and including) August 7, 2007 to (and including)
                     November 5, 2007                                                USD 0.188

------------------------------------------------------------ ---------------------------------------------------------
 From (and including) November 6, 2007 to (and including)
                     February 4, 2008                                                USD 0.188

------------------------------------------------------------ ---------------------------------------------------------
 From (and including) February 5, 2008 to (and including)
                        May 5, 2008                                                  USD 0.188

------------------------------------------------------------ ---------------------------------------------------------
From (and including) May 6, 2008 to (and including) August
                          4, 2008                                                    USD 0.188

------------------------------------------------------------ ---------------------------------------------------------
  From (and including) August 5, 2008 to (and including)
                     November 3, 2008                                                USD 0.211

------------------------------------------------------------ ---------------------------------------------------------
               On or after November 4, 2008                                          USD 0.00

------------------------------------------------------------ ---------------------------------------------------------

                                                                       ANNEX B

     [Form of Opinion of Boies, Schiller & Flexner LLP, Counsel for C. V.
                           Starr & Co. ("Issuer")]



                                            November 15, 2005


Citibank, N.A.
390 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         We have acted as special New York counsel to C. V. Starr & Co., Inc., a Delaware corporation (the "Seller"), in connection with the Master Terms and Conditions for Pre-Paid Forward Contracts, dated as of November 15, 2005, by and between the Seller and Citibank, N.A. ("Citi") (the "Master Confirmation"). This opinion is being delivered pursuant to the requirements set forth in "Conditions to Holder's Obligation to Pay Prepayment Amount" in paragraph 4 of the Master Confirmation. Capitalized terms used but not defined herein have the meanings assigned to them in the Master Confirmation.

         In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents (including (i) the Master Confirmation and (ii) the Agreement), corporate records, certificates of officers of the Seller and public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or appropriate for purposes of this opinion. The documents described in clauses (i) and (ii) of the immediately preceding sentence are referred to herein as the "Forward Sale Documents". We have also relied upon representations of the Seller as to certain factual matters contained in the Forward Sale Documents and have assumed compliance by the Seller with the terms of the Forward Sale Documents.

         Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

         1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Seller is validly existing as a corporation and in good standing under the laws of the State of Delaware.

         2. The Seller has (i) the corporate power and authority to execute, deliver and perform its obligations under the Forward Sale Documents, (ii) taken all corporate action necessary to authorize the execution, delivery and performance of the Forward Sale Documents and (iii) duly executed and delivered the Forward Sale Documents.

         3. Each of the Forward Sale Documents constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, regardless of whether considered in a proceeding in equity or at law.

         4. The execution and delivery by the Seller of, and the performance by the Seller of its obligations under, the Forward Sale Documents will not
(i) violate the certificate of incorporation or by-laws of the Seller, (ii) violate any Federal law of the United States, law of the State of New York or the General Corporation Law of the State of Delaware that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Forward Sale Documents, or to our knowledge, any order or decree of any court or governmental agency or instrumentality, or (iii) breach or result in a default under any agreement or instrument listed on Schedule I hereto.

         5. No authorization, approval or other action by, and no notice to, or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required in connection with the execution, delivery and performance by the Seller of the Forward Sale Documents, other than (i) those that have been made or obtained and are in full force and effect, (ii) those that are required from time to time to create or perfect liens, pledges or security interests in the Collateral, (iii) those that may be required by laws affecting the offering and sale of securities in connection with any disposition of any portion of the Collateral from time to time and (iv) those that may be required under Rule 144 of the Securities Act of 1933, as amended, or Section 13 or 16 of the Exchange Act of 1934, as amended.

         6. To our knowledge, there is no pending or threatened in writing action, suit or proceeding before any court or governmental agency or authority or arbitrator involving the Seller that is likely to affect the legality, validity or enforceability against it of the Forward Sale Documents or its legal ability to perform its obligations under the Forward Sale Documents.

         7. The Seller is not an "investment company" under the Investment Company Act of 1940 by virtue of the provisions of Section 3(c)(1) thereof.

         Our opinion set forth above is subject to the following qualifications:

         (a) we express no opinion as to any provision of the Forward Sale Documents that purports to (i) provide indemnification to any person to the extent inconsistent with public policy or otherwise contrary to law, (ii) waive rights that may not be effectively waived or (iii) confer subject matter jurisdiction on any court;

         (b) we express no opinion as to the applicability or effect of any Federal laws of the United States or state laws relating to fraudulent transfer, preference or similar laws on the Forward Sale Documents or any transactions contemplated thereby; and

         (c) certain provisions of the Forward Sale Documents relating to the Collateral may be limited or unenforceable in whole or in part under applicable law, provided that the inclusion of such provision does not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to Citi inadequate for the practical realization of the principal benefits purported to be provided to Citi by the Forward Sale Documents.

         The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         This opinion is being furnished only to you in connection with the above matter and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose.

                                              Very truly yours,

                                              Boies, Schiller & Flexner LLP

                                  CONFIRMATION


Date: November 21, 2005

To: C. V. Starr & Co., Inc. ("Issuer")

Telefax No.: (212)-759-5580

Attention: Treasurer

From: Citibank, N.A. ("Holder")

Telefax No.: (212) 723-8328

         The purpose of this communication is to set forth the terms and conditions of the Contract entered into on the Trade Date specified below between Issuer and Holder. This communication constitutes a "Confirmation" as referred to in the Master Confirmation.

         1. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Pre-Paid Forward Contracts dated as of November 15, 2005 (the "Master Confirmation") between Issuer and Holder. All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Confirmation.

         2. The terms of the particular Contract to which this Confirmation relates are as follows:

            Transaction Reference No.: For each Tranche, as shown on the table below.

            Trade Date: November 21, 2005

            Execution Price: USD 66.8540

            Forward Floor Price: USD 66.8540

            Forward Cap Price: USD 86.9102

            Prepayment Amount: USD 160,000,000

The Number of Shares and Valuation Date for each Tranche of the Contract is set forth below.


  Tranche Number     Transaction Reference No.          Number of Shares          Valuation Date
  --------------     -------------------------          ----------------          --------------

        1.                   E05-02073                       291,792            November 21, 2008
        2.                   E05-02074                       291,792            November 24, 2008
        3.                   E05-02075                       291,792            November 25, 2008
        4.                   E05-02076                       291,792            November 26, 2008
        5.                   E05-02077                       291,792            November 28, 2008
        6.                   E05-02078                       291,792             December 1, 2008
        7.                   E05-02079                       291,792             December 2, 2008
        8.                   E05-02080                       291,792             December 3, 2008
        9.                   E05-02081                       291,792             December 4, 2008
       10.                   E05-02082                       291,788             December 5, 2008


                                         Yours sincerely,

                                         CITIBANK, N.A.

                                         By:  /s/ Herman Hirsch
                                              -------------------------------
                                              Name:   Herman Hirsch
                                              Title:  Authorized Representative


Receipt confirmed:

C. V. STARR & CO., INC.

By: /s/ Howard I. Smith
    ---------------------------------
    Name:    Howard I. Smith
    Title:   Vice Chairman-Finance and
             Secretary